UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2007
GLOBAL INDUSTRIES, LTD.
(Exact name of registrant as specified in its charters)

Louisiana	0-21086	72-1212563
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation or Organization)

8000 Global Drive		70665
P.O. Box 442, Sulphur, LA		70664-0442
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, including Area Code: (337) 583-5000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
On October 31, 2007, the Board of Directors of Global Industries, Ltd. (“Global”) approved amendments to Article VII, Sections 1, 2 and 4 of Global’s Bylaws to permit the issuance and transfer of both certificated and uncertificated shares of capital stock, to comply with new rules enacted by The Nasdaq Stock Market, Inc. (“Nasdaq”). The changes also allow the Board of Directors to direct the issuance of uncertificated shares of capital stock in replacement for previously issued shares of certificated capital stock. The new Nasdaq rules require all securities listed on Nasdaq to be eligible for a “direct registration program” operated by a clearing agency by January 1, 2008. A direct registration program enables investors to establish, either through the company’s transfer agent or through the investor’s broker-dealer, a book-entry position on the books of the issuer and to electronically transfer their position through the Depositary Trust Company. It also enables investors to have securities registered in their name without having a physical certificate issued. The changes to Article VI of Global’s Bylaws are intended to permit the company to satisfy these new requirements.
The amended bylaws are effective as of October 31, 2007. The summary of changes to the Bylaws set forth above is qualified in its entirety by reference to the full text of the Bylaws of Global, a copy of which is attached to this report as Exhibit 3.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)  Exhibits

Exhibit Number	Description

3.1	Bylaws of Global Industries, Ltd., as amended on October 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL INDUSTRIES, LTD.
Date: November 2, 2007	By:	/s/ PETER S. ATKINSON
Peter S. Atkinson
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit Description

3.1	Bylaws of Global Industries, Ltd., as amended on October 31, 2007